UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2004

WellPoint Health Networks Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13083	95-4635504
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1 WellPoint Way Thousand Oaks, California		91362
(Address of principal executive offices)		(Zip Code)

(818) 234-4000
(Registrant’s telephone number, including area code)

Item 5.  Other Events and Required FD Disclosure.

On July 23, 2004, the California Department of Managed Health Care (“DMHC”) issued an order (the “Order”) approving the change in control of Blue Cross of California (“BCC”), a wholly owned subsidiary of WellPoint Health Networks Inc., a Delaware corporation (“WellPoint” or the “Company”).  This change in control will occur upon the completion of the pending merger (the “Merger”) between the Company and Anthem, Inc., an Indiana corporation (“Anthem”), pursuant to the Amended and Restated Agreement and Plan of Merger effective as of October 27, 2003 among the Company, Anthem and Anthem Holding Corp.  The Order was issued in connection with the application (known as a “Notice of Material Modification”) that the Company previously filed with the DMHC in connection with the Merger.

In addition, on July 23, 2004, the California Department of Insurance (the “DOI”) separately issued a letter disapproving the change in control of BC Life & Health Insurance Company, another wholly owned subsidiary of the Company, that will occur upon completion of the Merger.  The letter was issued in connection with Anthem’s application (known as a “Form A”) previously filed with the DOI in connection with the Merger.

In connection with the receipt of the Order from the DMHC, BCC, the Company and Anthem executed the “Undertakings Provided as Part of Blue Cross of California Notice of Material Modification Regarding Proposed Change in Control of Ultimate Parent Company” (the “Undertakings”).  The Undertakings are attached to this Current Report on Form 8-K as Exhibit 99.1.  The Undertakings contain various commitments by the Company, BCC and Anthem that will be effective upon completion of the Merger, including the following:

•                  Any change in control severance and retention bonus payments payable by reason of the Merger will be the sole payment responsibility of Anthem;

•                  BCC will at all times maintain minimum tangible net equity (as defined in the rules and regulations under the Knox-Keene Health Care Service Plan Act of 1975 (the “Knox-Keene Act”)) equal to the greater of (i) 150% of the minimum requirements under the current rules and regulations of the Knox-Keene Act; (ii) 100% of such requirements as may be required under any future amendment to the rules of the Knox-Keene Act; or (iii) the amount required by the Blue Cross Blue Shield Association to avoid the loss of BCC’s license to use the Blue Cross name and mark in California;

•                  BCC will not pay any dividends or other similar distributions in 2004, 2005 and 2006 greater than 79% of BCC’s operating income for the prior fiscal year;

•                  BCC will maintain its efforts in various government-sponsored programs (including Medi-Cal and Healthy Families) on the same basis as prior to the Merger, assuming the same market, economic and other conditions that currently exist;

•                  BCC will maintain its efforts in offering and renewing individual and small group products on the same basis as prior to the Merger, assuming the same market, economic and other conditions that currently exist;

•                  BCC will maintain its administrative capacity, including the maintenance of certain enumerated functions, in the state of California;

•                  BCC will undertake specific efforts to improve the quality of care delivered to BCC’s members through the dedication of additional financial resources and staffing levels to BCC’s quality-improvement programs;

•                  BCC and Anthem will implement the Investment in a Healthy California Program (“IHCP”) (which is described in greater detail below); and

•                  BCC will provide a written report to the DMHC during each of the next three years regarding a program by the WellPoint Foundation (the “Foundation”) to expend $5 million in each year in connection with the Foundation’s Insuring Healthy Futures initiative.  The Insuring Healthy Futures initiative will support and provide outreach services for Healthy Families and Medi-Cal enrollment activities in the state of California.

Pursuant to the IHCP, BCC will commit $100 million or 2% of its total investment portfolio to increase the level of capital in investments providing fair returns to investors and social benefits to underserved communities.  Specifically, investments under the IHCP will be intended to increase capital and funding to low-income and urban and rural underserved California communities to address health care infrastructure that makes health care resources more accessible and improves the quality of care.  A description of the IHCP in the form delivered to the DMHC is attached as Exhibit 99.2 to this Current Report on Form 8-K.  IHCP investments will be subject to a number of criteria, including the following:

•                  IHCP investments must, at the time of investment, be rated as “investment grade” by two or more nationally recognized rating agencies (unless exempted by action of BCC, in consultation with an advisory committee to be created and the DMHC); and

•                  IHCP investments must be fully qualified assets for purposes of BCC’s financial statements.

BCC has committed, following the Merger, to make IHCP investments, subject to the availability of qualified investments, which are in the aggregate equal to 2% of the value of the investment portfolio of BCC.  The initial commitment by BCC is approximately $100 million.  The IHCP will last 20 years.  Based on an average maturity of an investment equal to five to six years, and given that BCC is expected to grow over time, BCC currently anticipates that approximately $450 million in IHCP investments will be made over the 20-year life of the program.

In connection with the Order, the Company and Anthem also informed the DMHC that certain WellPoint and Anthem executives have voluntarily agreed to defer accelerated exercisability of certain outstanding stock options.  This deferral would apply to currently unexercisable stock options that would become exercisable by virtue of the change in control occurring as part of the Merger. Attached to this Current Report on Form 8-K as Exhibit 99.3 is a letter dated July 23, 2004 from Thomas C. Geiser, the Company’s General Counsel, to Kevin Donohue of the DMHC, describing this agreement by the affected executive officers and describing certain other changes that Anthem intends to make to WellPoint’s stock options in connection with the assumption of stock options upon closing of the Merger.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)           Exhibits.

Exhibit No.	Exhibit

99.1

Undertakings Provided as Part of Blue Cross of California Notice of Material Modification Regarding Proposed Change in Control of Ultimate Parent Company dated July 23, 2004 delivered by the Company, BCC, Anthem, Anthem Holding Corp. and Golden West Health Plan, Inc. to the California Department of Managed Health Care

99.2	Investment in a Healthy California Program (IHCP Program)

99.3	Letter dated July 23, 2004 from Thomas C. Geiser, the Company’s Executive Vice President, General Counsel and Secretary, to Kevin Donohue, California Department of Managed Health Care

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2004	WellPoint Health Networks Inc.

	By:	/s/ Thomas C. Geiser
Thomas C. Geiser
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1

Undertakings Provided as Part of Blue Cross of California Notice of Material Modification Regarding Proposed Change in Control of Ultimate Parent Company dated July 23, 2004 delivered by the Company, BCC, Anthem, Anthem Holding Corp. and Golden West Health Plan, Inc. to the California Department of Managed Health Care

99.2	Investment in a Healthy California Program (IHCP Program)

99.3	Letter dated July 23, 2004 from Thomas C. Geiser, the Company’s Executive Vice President, General Counsel and Secretary, to Kevin Donohue, California Department of Managed Health Care